Exhibit 4.2

EXECUTION VERSION

WRKCO INC.

as Issuer

and

WESTROCK COMPANY,

WESTROCK MWV, LLC

and

WESTROCK RKT, LLC

as Guarantors

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 20, 2019

to

INDENTURE

Dated as of December 3, 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

3.900% Senior Notes due 2028

4.200% Senior Notes due 2032

EXHIBIT A-1	Form of 2028 Notes
EXHIBIT A-2	Form of 2032 Notes

i

SECOND SUPPLEMENTAL INDENTURE, dated as of May 20, 2019 (this “Supplemental Indenture”), by and among WRKCo Inc., a Delaware corporation (the “Issuer”), WestRock Company, a Delaware corporation (“Parent”), WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV”), WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer and the Guarantors previously executed and delivered an indenture, dated as of December 3, 2018, among the Issuer, the Guarantors and the Trustee (the “Base Indenture” and, as supplemented by this Supplemental Indenture with respect to the Notes (as defined below), the “Indenture”) to provide for the issuance from time to time of the Issuer’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series and guaranteed by the Guarantors on the terms set forth therein;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of two new series of Securities under the Base Indenture to be known as its “3.900% Senior Notes due 2028” (the “2028 Notes”) and its “4.200% Senior Notes due 2032” (the “2032 Notes” and, together with the 2028 Notes, the “Notes”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Issuer, has duly authorized the issuance of the Notes, and has authorized the proper officers of the Issuer to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.1 and 9.1(xi) of the Base Indenture;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture;

AND WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer and the Guarantees the valid obligations of the Guarantors, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the Notes, each of the Issuer and the Guarantors covenants and agrees with the Trustee, as follows:

ARTICLE I

Definitions

SECTION 1.1. Definition of Terms. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

(i) “Additional 2028 Notes” means notes issued pursuant to Section 2.2 hereof and having identical terms as the 2028 Notes, other than as expressly permitted by Section 2.2.

(ii) “Additional 2032 Notes” means notes issued pursuant to Section 2.2 hereof and having identical terms as the 2032 Notes, other than as expressly permitted by Section 2.2.

(iii) “Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Parent or one of its Subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent, measured by voting power rather than number of shares;

(3) Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction;

(4) the first day on which the majority of the members of the Board of Directors of Parent cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of Parent.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) Parent becomes a direct or indirect wholly owned subsidiary of another Person and (ii)(A) the direct or indirect holders of the Voting Stock of such other Person immediately following that transaction are substantially the same as the holders of the Voting Stock of Parent immediately prior to that transaction or (B) immediately following that transaction no Person (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such Person.

(iv) “Change of Control Triggering Event” means the Notes of the applicable series cease to be rated Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing sixty (60) days prior to the first public announcement of the intention to effect any Change of Control (or pending Change of Control) and ending sixty (60) days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either Rating Agency has publicly announced that it is considering a possible ratings change), provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decisions(s) resulted, in whole or in part, from any event or circumstance comprising part of or arising as a result of, or in respect of, such Change of Control or the first public announcement of the intention to effect such Change of Control (whether or not such Change of Control has occurred at the time of the downgrade or withdrawal in ratings). If a Rating Agency (including any successor to, or replacement Rating Agency for, a Rating Agency) is not providing a rating for the Notes of such series at the commencement of any Trigger Period, the Notes of such series will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

(v) “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of the applicable series to be redeemed (assuming for this purpose that the Notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of the applicable series.

(vi) “Comparable Treasury Price” means, as determined by the Issuer, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

(vii) “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who:

(1) was a member of such Board of Directors on the date of this Supplemental Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

(viii) “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Issuer.

(ix) “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer under the circumstances permitting the Issuer to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

(x) “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

(xi) “Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to provide rating services to issuers or investors, the Issuer may appoint a replacement for such Rating Agency.

(xii) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date (or, in the case of discharge or defeasance prior to a Redemption Date, on the third Business Day preceding the date of the deposit of funds with the Trustee).

(xiii) “Reference Treasury Dealers” means BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc., or an affiliate thereof which is a Primary Treasury Dealer, and TD Securities (USA) LLC; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer.

(xiv) “S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

(xv) “Treasury Rate” means, with respect to any Redemption Date, (1) the yield, which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the maturity date of the Notes of the applicable series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date (or in the case of discharge or defeasance prior to a Redemption Date, on the third Business Day preceding the date of deposit of funds with the Trustee).

SECTION 1.2. Other Definitions.

Term	Defined in Section
“2028 Notes Interest Payment Date”	2.4(a)
“2032 Notes Interest Payment Date”	2.4(b)
“2028 Notes”	Recitals
“2032 Notes”	Recitals
“2028 Par Call Date”	2.6(a)
“2032 Par Call Date”	2.6(b)
“Base Indenture”	Recitals
“Change of Control Offer”	2.9(a)
“Change of Control Payment Date”	2.9(b)

Term	Defined in Section
“Indenture”	Recitals
“Issuer”	Preamble
“Notes”	Recitals
“Parent”	Preamble
“Primary Treasury Dealer”	1.1(xiii)
“Supplemental Indenture”	Preamble
“Trustee”	Preamble
“WRK MWV”	Preamble
“WRK RKT”	Preamble

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(i) each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(ii) a term has the meaning assigned to it;

(iii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iv) “or” is not exclusive;

(v) words in the singular include the plural, and in the plural include the singular;

(vi) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and

(vii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

General Terms and Conditions of the Notes

SECTION 2.1. Designation and Principal Amount. There are hereby authorized and established two series of Securities under the Base Indenture, designated as the “3.900% Senior Notes due 2028” which is not limited in aggregate principal amount and the “4.200% Senior Notes due 2032” which is not limited in aggregate principal amount. The aggregate principal amount of the 2028 Notes to be issued as of the date hereof shall be $500,000,000. The aggregate principal amount of the 2032 Notes to be issued as of the date hereof shall be $500,000,000.

SECTION 2.2. Further Issues.

(a) 2028 Notes. So long as no Default or Event of Default shall have occurred and be continuing with respect to the 2028 Notes at the time of such issuance, the Issuer may from time to time, without the consent of the Holders of the 2028 Notes, issue Additional 2028 Notes. Any such Additional 2028 Notes subsequently issued under this Supplemental Indenture will have the same interest rate, maturity date and other terms as the 2028 Notes, other than, as determined by the Issuer, the date of issuance, issue price, initial Interest Payment Date and amount of interest payable on the initial Interest Payment Date applicable thereto. The 2028 Notes and any Additional 2028 Notes subsequently issued under this Supplemental Indenture will constitute a single series of 2028 Notes under the Indenture; provided that if any such Additional 2028 Notes would not be fungible with the outstanding 2028 Notes for U.S. federal income tax purposes, the Issuer shall cause such Additional 2028 Notes to be issued with a separate CUSIP number. Unless the context otherwise requires, for all purposes of the Indenture, references to the 2028 Notes shall include any Additional 2028 Notes actually issued.

(b) 2032 Notes. So long as no Default or Event of Default shall have occurred and be continuing with respect to the 2032 Notes at the time of such issuance, the Issuer may from time to time, without the consent of the Holders of the 2032 Notes, issue Additional 2032 Notes. Any such Additional 2032 Notes subsequently issued under this Supplemental Indenture will have the same interest rate, maturity date and other terms as the 2032 Notes, other than, as determined by the Issuer, the date of issuance, issue price, initial Interest Payment Date and amount of interest payable on the initial Interest Payment Date applicable thereto. The 2032 Notes and any Additional 2032 Notes subsequently issued under this Supplemental Indenture will constitute a single series of 2032 Notes under the Indenture; provided that if any such Additional 2032 Notes would not be fungible with the outstanding 2032 Notes for U.S. federal income tax purposes, the Issuer shall cause such Additional 2032 Notes to be issued with a separate CUSIP number. Unless the context otherwise requires, for all purposes of the Indenture, references to the 2032 Notes shall include any Additional 2032 Notes actually issued.

SECTION 2.3. Maturity. The 2028 Notes will mature on June 1, 2028 and the 2032 Notes will mature on June 1, 2032.

SECTION 2.4. Interest.

(a) 2028 Notes. Interest on the 2028 Notes will be payable in Dollars semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2019 (each a “2028 Notes Interest Payment Date”). Interest on the 2028 Notes shall accrue (computed on the basis of a 360-day year comprised of twelve 30-day months) from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 20, 2019. The Issuer will pay interest on the 2028 Notes on the applicable 2028 Notes Interest Payment Date to the Persons who are registered Holders of the 2028 Notes at the close of business on May 15 and November 15 (whether or not any such date is a Business Day) immediately preceding the relevant 2028 Notes Interest Payment Date. The interest rate on the 2028 Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(b) 2032 Notes. Interest on the 2032 Notes will be payable in Dollars semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2019 (each a “2032 Notes Interest Payment Date”). Interest on the 2032 Notes shall accrue (computed on the basis of a 360-day year comprised of twelve 30-day months) from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 20, 2019. The Issuer will pay interest on the 2032 Notes on the applicable 2032 Notes Interest Payment Date to the Persons who are registered Holders of the 2032 Notes at the close of business on May 15 and November 15 (whether or not any such date is a Business Day) immediately preceding the relevant 2032 Notes Interest Payment Date. The interest rate on the 2032 Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(c) In any case where any Interest Payment Date shall not be a Business Day at any place of payment, then (notwithstanding any other provision of the Indenture or of the applicable series of Notes) payment of interest need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date; and no interest shall accrue on such amount for the period from and after such Interest Payment Date if payment is made on the next succeeding Business Day.

SECTION 2.5. Form of Notes.

(a) The 2028 Notes shall be substantially in the form of Exhibit A-1 attached hereto, which is incorporated by reference herein. The 2032 Notes shall be substantially in the form of Exhibit A-2 attached hereto, which is incorporated by reference herein.

(b) On the date hereof, the Issuer shall execute and the Trustee shall authenticate and deliver the Notes in the form of Global Securities that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary, pursuant to the Depositary’s instructions, or held by the Trustee as Global Security Custodian.

SECTION 2.6. Optional Redemption.

(a) 2028 Notes. At any time before March 1, 2028 (the “2028 Par Call Date”), the Issuer may redeem the 2028 Notes in whole or in part at a Redemption Price (calculated by the Issuer) equal to the greater of:

(i) 100% of the principal amount of the 2028 Notes being redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2028 Notes being redeemed that would be due if the 2028 Notes being redeemed matured on the 2028 Par Call Date (exclusive of interest accrued to the Redemption Date and assuming that the maturity date for the 2028 Notes and the last Interest Payment Date in respect thereof is the 2028 Par Call Date) discounted to the Redemption Date on a semi-annual basis (assuming 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points;

plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date.

At any time on or after the 2028 Par Call Date, the Issuer may redeem the 2028 Notes in whole or in part at a Redemption Price equal to 100% of the principal amount of the 2028 Notes being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

(b) 2032 Notes. At any time before March 1, 2032 (the “2032 Par Call Date”), the Issuer may redeem the 2032 Notes in whole or in part at a Redemption Price (calculated by the Issuer) equal to the greater of:

(i) 100% of the principal amount of the 2032 Notes being redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2032 Notes being redeemed that would be due if the 2032 Notes being redeemed matured on the 2032 Par Call Date (exclusive of interest accrued to the Redemption Date and assuming that the maturity date for the 2032 Notes and the last Interest Payment Date in respect thereof is the 2032 Par Call Date) discounted to the Redemption Date on a semi-annual basis (assuming 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points;

plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date.

At any time on or after the 2032 Par Call Date, the Issuer may redeem the 2032 Notes in whole or in part at a Redemption Price equal to 100% of the principal amount of the 2032 Notes being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

(c) At least fifteen (15) days but not more than sixty (60) days before a Redemption Date, the Issuer shall give or cause to be given a notice of redemption to each Holder whose Notes are to be redeemed, in accordance with the provisions of Section 3.4 of the Base Indenture. Notice of any redemption of Notes in connection with a corporate transaction (including, but not limited to, any equity offering, an incurrence of indebtedness or a change of control) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. If any such condition precedent has not been satisfied, the Issuer will provide written notice to the Trustee prior to the close of business two (2) Business Days prior to the Redemption Date.

Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur. Upon receipt, the Trustee shall give such notice to each Holder of the Notes in the same manner in which the notice of redemption was given. Except as set forth in this paragraph (c), the terms of Article III of the Base Indenture shall govern any redemption of the Notes.

SECTION 2.7. Mandatory Redemption. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 2.8. Appointment of Depositary. DTC will initially be the Depositary with respect to the Notes.

SECTION 2.9. Change of Control. (a) If a Change of Control Triggering Event with respect to a series of Notes occurs, unless the Issuer has exercised its right to redeem the Notes of such series in accordance with Section 2.6, each Holder of the Notes of such series will have the right to require the Issuer to purchase all or a portion (equal to $2,000 principal amount and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes of such series pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the principal amount of the Notes of the applicable series repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of Holders of Notes of such series on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b) The Issuer shall give a notice to each Holder of the Notes of the applicable series, with a copy to the Trustee, within thirty (30) days following the date upon which any Change of Control Triggering Event occurred, or at its option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date. The purchase date will be at least thirty (30) days but no more than sixty (60) days from the date such notice is given, other than as may be required by law (a “Change of Control Payment Date”). If the notice is given prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders electing to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful: (i) accept for payment all properly tendered Notes or portions of Notes of the applicable series that have not been validly withdrawn; (ii) deposit with the Paying Agent the required payment for all properly tendered Notes or portions of Notes of such series that have not been validly withdrawn; and (iii) deliver or cause to be delivered to the Trustee the repurchased Notes of such series, accompanied by an Officers’ Certificate stating the aggregate principal amount of repurchased Notes of such series.

(d) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 2.9, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.9 by virtue of any such conflict.

(e) The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.9 and such third party purchases all of the Notes properly tendered and not withdrawn under such offer.

(f) If 90% or more in principal amount of any series of Notes then outstanding has been redeemed or purchased hereunder pursuant to a Change of Control Offer, the Issuer may, at its option, on not less than thirty (30) or more than sixty (60) days’ notice to the Holders of such series of Notes given within thirty (30) days after the relevant Change of Control Payment Date, redeem or purchase (or procure the purchase of) the remaining outstanding Notes of such series at 101% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase.

SECTION 2.10. Defeasance. The provisions of Article VIII of the Base Indenture will apply to the Notes. If the Issuer exercises its covenant defeasance option pursuant to Section 8.1 and 8.3 of the Base Indenture, in addition to the provisions of the Base Indenture set forth in Section 8.3 of the Base Indenture, the Issuer also shall be released from its obligations under Section 2.9 of this Supplemental Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1. Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

SECTION 3.2. Trustee Not Responsible for Recitals, etc. The recitals contained herein and in the Notes (except in the certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds of the Notes authenticated and delivered by the Trustee in conformity with the provisions of this Supplemental Indenture or for any money paid to the Issuer or upon the Issuer’s directions under any provision of this Supplemental Indenture. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Issuer, and shall not be responsible for any statement in any document used in connection with the sale of any Notes. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Issuer’s rating status, making any request upon any Rating Agency or determining whether any rating event has occurred. All of the provisions contained in the Base Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

SECTION 3.3. Governing Law; Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE BASE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES. EACH HOLDER OF A NOTE AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.4. Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.5. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

WRKCO INC.

By:	/s/ Robert B. McIntosh
	Name:	Robert B. McIntosh
	Title:	Executive Vice President,
General Counsel and Secretary

WESTROCK COMPANY

By:	/s/ Robert B. McIntosh
	Name:	Robert B. McIntosh
	Title:	Executive Vice President,
General Counsel and Secretary

WESTROCK MWV, LLC

By:	/s/ Robert B. McIntosh
	Name:	Robert B. McIntosh
	Title:	Executive Vice President,
General Counsel and Secretary

WESTROCK RKT, LLC

By:	/s/ Robert B. McIntosh
	Name:	Robert B. McIntosh
	Title:	Executive Vice President,
General Counsel and Secretary

[Signature page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Karen Yu
	Name:	Karen Yu
	Title:	Vice President

EXHIBIT A-1

FORM OF NOTE

3.900% Senior Notes due 2028

[Insert the Global Security Legend, if applicable]

WRKCO INC.

3.900% SENIOR NOTES DUE 2028

No.	CUSIP: 92940P AE4
ISIN: US92940PAE43

WRKCo Inc. promises to pay to [            ] [insert if Global Note: Cede & Co.], or registered assigns, the principal sum of [             Dollars ($        )] / [insert if Global Note: the principal amount set forth on the Schedule of Exchanges of Interests in Global Note attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the within mentioned Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Note attached hereto, to reflect exchanges, purchases, retirements or redemptions of the Notes represented hereby] on June 1, 2028.

Interest Payment Dates: June 1 and December 1, beginning December 1, 2019

Record Dates: May 15 and November 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

WRKCO INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes

referred to in the within-mentioned Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Authorized Signatory

(Reverse of Note)

3.900% Senior Notes due 2028

WRKCO INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. WRKCo Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate of 3.900% per annum, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful. The Issuer will pay interest in Dollars (except as otherwise provided herein) semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2019 (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 20, 2019. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2) Method of Payment. The Issuer will pay interest on the Notes on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on May 15 and November 15 preceding the Interest Payment Date. The Notes shall be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Notes the Holders of which shall have provided written wire transfer instructions with respect to a bank in the continental United States to the Issuer and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

If any Interest Payment Date, Stated Maturity date, repurchase date or Redemption Date is not a Business Day, the payment otherwise required to be made on such date will be made on the next Business Day without any additional payment as a result of such delay.

The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Issuer issued the Notes under an indenture dated as of December 3, 2018, among the Issuer, the Guarantors and the Trustee (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of May 20, 2019, among the Issuer, the Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

(5) Guarantees. The payment of principal and interest on the Notes is unconditionally guaranteed on an unsubordinated basis by the Guarantors as set forth in the Indenture.

(6) Optional Redemption. The Notes are redeemable at the option of the Issuer as provided in, and subject to the terms of, Section 2.6 of the Supplemental Indenture.

(7) Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8) Change of Control Triggering Event. If a Change of Control Triggering Event occurs, each Holder of the Notes will have the right to require the Issuer to purchase all or a portion (equal to $2,000 principal amount and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below at a purchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, as provided in, and subject to the terms of, Section 2.9 of the Supplemental Indenture.

(9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of fifteen (15) days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented, as provided in, and subject to the terms of, Article IX of the Base Indenture.

(12) Defaults and Remedies. If an Event of Default with respect to the Notes at the time outstanding (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal of all of the outstanding Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by the Holders). If an Event of Default specified in clause (vi) of Section 6.1 of the Base Indenture occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences, as provided in, and subject to the terms of, Article VI of the Base Indenture.

(13) Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Guarantors or their respective Affiliates, and may otherwise deal with the Issuer, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Parent, the Issuer or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Issuer or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18) Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES. EACH HOLDER OF A NOTE AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(19) Notices. The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indentures. Requests may be made to:

If to the Issuer or any Guarantor:

WestRock Company

1000 Abernathy Road NE

Atlanta, Georgia 30328 Facsimile: (770) 263-3582

Attention: General Counsel

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Attention: Corporate Trust Administration

Facsimile: (412) 234-8377

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

________________________________________________________

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ________________

Your
Signature: ___________________
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 2.9 (“Change of Control”) of the Supplemental Indenture, check the box below:

[        ] Section 2.9

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 2.9 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification Number:

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The original principal amount of this Global Note is [•] DOLLARS AND [•] CENTS ($[•]). The following exchanges of a part of this Global Security for other 3.900% Senior Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Global Security Custodian

EXHIBIT A-2

FORM OF NOTE

4.200% Senior Notes due 2032

[Insert the Global Security Legend, if applicable]

WRKCO INC.

4.200% SENIOR NOTES DUE 2032

No.	CUSIP: 92940P AF1
ISIN: US92940PAF18

WRKCo Inc. promises to pay to [                ] [insert if Global Note: Cede & Co.], or registered assigns, the principal sum of [                Dollars ($                )] / [insert if Global Note: the principal amount set forth on the Schedule of Exchanges of Interests in Global Note attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the within mentioned Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Note attached hereto, to reflect exchanges, purchases, retirements or redemptions of the Notes represented hereby] on June 1, 2032.

Interest Payment Dates: June 1 and December 1, beginning December 1, 2019

Record Dates: May 15 and November 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

WRKCO INC.

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes

referred to in the within-mentioned Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Authorized Signatory

(Reverse of Note)

4.200% Senior Notes due 2032

WRKCO INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. WRKCo Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate of 4.200% per annum, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful. The Issuer will pay interest in Dollars (except as otherwise provided herein) semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2019 (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 20, 2019. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2) Method of Payment. The Issuer will pay interest on the Notes on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the May 15 and November 15 preceding the Interest Payment Date. The Notes shall be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Notes the Holders of which shall have provided written wire transfer instructions with respect to a bank in the continental United States to the Issuer and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

If any Interest Payment Date, Stated Maturity date, repurchase date or Redemption Date is not a Business Day, the payment otherwise required to be made on such date will be made on the next Business Day without any additional payment as a result of such delay.

The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Issuer issued the Notes under an indenture dated as of December 3, 2018, among the Issuer, the Guarantors and the Trustee (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of May 20, 2019, among the Issuer, the Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

(5) Guarantees. The payment of principal and interest on the Notes is unconditionally guaranteed on an unsubordinated basis by the Guarantors as set forth in the Indenture.

(6) Optional Redemption. The Notes are redeemable at the option of the Issuer as provided in, and subject to the terms of, Section 2.6 of the Supplemental Indenture.

(7) Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8) Change of Control Triggering Event. If a Change of Control Triggering Event occurs, each Holder of the Notes will have the right to require the Issuer to purchase all or a portion (equal to $2,000 principal amount and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below at a purchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, as provided in, and subject to the terms of, Section 2.9 of the Supplemental Indenture.

(9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of fifteen (15) days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented, as provided in, and subject to the terms of, Article IX of the Base Indenture.

(12) Defaults and Remedies. If an Event of Default with respect to the Notes at the time outstanding (other than an Event of Default related to certain events of bankruptcy , insolvency or reorganization of the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal of all of the outstanding Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by the Holders). If an Event of Default specified in clause (vi) of Section 6.1 of the Base Indenture occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences, as provided in, and subject to the terms of, Article VI of the Base Indenture.

(13) Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Guarantors or their respective Affiliates, and may otherwise deal with the Issuer, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Parent, the Issuer or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Issuer or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18) Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES. EACH HOLDER OF A NOTE AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(19) Notices. The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indentures. Requests may be made to:

If to the Issuer or any Guarantor:

WestRock Company

1000 Abernathy Road NE

Atlanta, Georgia 30328

Facsimile: (770) 263-3582

Attention: General Counsel

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Attention: Corporate Trust Administration

Facsimile: (412) 234-8377

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature: ___________________ (Sign exactly as your name appears on the face of this Note)

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 2.9 (“Change of Control”) of the Supplemental Indenture, check the box below:

[        ] Section 2.9

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 2.9 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification Number:

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The original principal amount of this Global Note is [•] DOLLARS AND [•] CENTS ($[•]). The following exchanges of a part of this Global Security for other 4.200% Senior Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Global Security Custodian